UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PEGASYSTEMS INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

We cordially invite you to attend our 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, May 21, 2015 at One Rogers Street, Cambridge, Massachusetts. The Annual Meeting will commence at 9:00 a.m., local time.

At the Annual Meeting you are being asked to elect the seven nominees named in this proxy statement to our Board of Directors, each for a term of one year; to vote on a non-binding advisory proposal on the compensation of our named executive officers; and to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Please vote your shares by submitting your proxy in the manner described in the proxy statement so that your shares can be voted at the Annual Meeting in accordance with your instructions. Even if you plan to attend the Annual Meeting, we urge you to vote your shares prior to the meeting. You can revoke your proxy at any time before the Annual Meeting, or vote your shares personally if you attend the Annual Meeting.

We look forward to seeing you on May 21, 2015.

Sincerely,

Alan Trefler

Chairman and Chief Executive Officer

April 8, 2015

PEGASYSTEMS INC.

One Rogers Street

Cambridge, MA 02142

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 21, 2015

To our Stockholders:

The 2015 Annual Meeting of Stockholders of Pegasystems Inc. will be held at One Rogers Street, Cambridge, Massachusetts, on Thursday, May 21, 2015 at 9:00 a.m., local time. At the meeting, stockholders will consider and vote on the following matters:

1.	To elect the seven nominees named in this proxy statement to our Board of Directors, each for a one-year term.

2.	To approve, by a non-binding advisory vote, the compensation of our named executive officers.

3.	To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Stockholders of record at the close of business on March 16, 2015 are entitled to vote at the meeting. Whether you plan to attend the meeting or not, please vote your shares by submitting your proxy via the Internet or telephone or by completing, signing, dating and returning a proxy card in the manner described in the proxy statement. For specific instructions on how to vote your shares, please refer to the “Information About the Annual Meeting and Voting” section of the attached proxy statement. Your prompt response is necessary to ensure your shares are represented at the meeting. You can change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described herein.

By Order of the Board of Directors,

Anne T. Warner

Vice President, General Counsel and Secretary

Cambridge, Massachusetts

April 8, 2015

PEGASYSTEMS INC.

One Rogers Street

Cambridge, MA 02142

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on May 21, 2015

This proxy statement contains information about the 2015 Annual Meeting of Stockholders of Pegasystems Inc. (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 21, 2015, beginning at 9:00 a.m., local time, at One Rogers Street, Cambridge, Massachusetts. Unless the context otherwise requires, references in this proxy statement to “Pegasystems,” “the Company,” “we,” “us,” or “our” refer to Pegasystems Inc.

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on the proxy you submit for the meeting, it will be voted in accordance with the recommendation of the Board of Directors. You may change your vote and revoke your proxy at any time before it is exercised at the meeting by giving our Secretary written notice to that effect. We first provided access to our proxy materials over the Internet on or about April 8, 2015.

Pursuant to Rule 14a-16 under the Securities Exchange Act of 1934 (the “Exchange Act”), our Annual Report on Form 10-K for the year ended December 31, 2014 (“Annual Report”), as filed with the Securities and Exchange Commission, or SEC, is being made available to stockholders on our website, www.pega.com, and at the following URL: www.edocumentview.com/pega. You may obtain a copy of our Annual Report without charge upon written request to Pegasystems Inc., One Rogers Street, Cambridge, MA 02142-1209, Attention: Vice President, General Counsel and Secretary.

The Annual Report does not constitute any part of this proxy statement. Certain documents referenced in this proxy statement are available on our website at www.pega.com. Information contained on our website is not included as part of, nor incorporated by reference into, this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

of Stockholders to be held on May 21, 2015.

This proxy statement and our Annual Report are available for viewing, printing, and downloading at www.edocumentview.com/pega.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	The election of the seven nominees named in this proxy statement to our Board of Directors, each for a one-year term;

2.	A non-binding advisory vote on the compensation of our named executive officers (also referred to as “Say on Pay”), as described in the “Compensation Discussion and Analysis” section and elsewhere in this proxy statement; and

3.	Ratification of the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.

The stockholders will also act on any other business that may properly come before the Annual Meeting.

How does the Board of Directors recommend that I vote on the Proposals?

The Board of Directors recommends that you vote:

•	FOR the election of each of the seven nominees named in this proxy statement to our Board of Directors, each to hold office for a term of one year (Proposal 1);

•	FOR the approval, by a non-binding advisory vote, of the compensation of our named executive officers (Proposal 2); and

•

FOR the ratification of the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015 (Proposal 3).

Who can vote?

To be able to vote, you must have been a Pegasystems stockholder of record at the close of business on March 16, 2015 (the “record date”). This date is the record date for the Annual Meeting. The number of outstanding shares of our common stock entitled to vote at the Annual Meeting is 76,610,013 shares of our common stock.

How many votes do I have?

Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is before the stockholders at the Annual Meeting.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to vote. Also, please take a moment to read the instructions below.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

We are pleased to comply with the SEC rules that direct companies to distribute their proxy materials over the Internet, as we have done in past years. As a result, we have sent our stockholders and beneficial owners a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of paper copies of this proxy statement, our proxy card, and our Annual Report. Detailed instructions on how to access these materials via the Internet may be found in the Notice. This proxy statement and our Annual Report are available for viewing, printing, and downloading at www.edocumentview.com/pega.

I prefer to read my proxy materials on paper. How do I get paper copies?

The Notice contains instructions on how to request paper copies by phone, email, or the Internet. You will be sent the materials by first class mail within three business days of your request, at no cost to you. If you receive your proxy materials by mail, you may vote your shares by completing, signing, and dating the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. Once you request paper copies, you will continue to receive the materials in paper form until you instruct us otherwise. Please note, however, that the online proxy materials will also be in a format suitable for printing on your own printer.

How can I vote?

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote via the Internet or by telephone or mail, or you may vote in person at the Annual Meeting. If your shares are held in “street name” by a bank or brokerage firm, please see the first sentence of the “Can I vote if my shares are held in ‘street name’?” section below for instructions regarding how to vote your shares.

Voting by Internet. You may submit your proxy via the Internet by following the instructions provided in the Notice and on the proxy card.

Voting by telephone. You may vote your proxy over the telephone by following the instructions provided in the Notice and on the proxy card.

Voting by mail. You may vote by printing, completing, signing, and dating the proxy card that accompanies this proxy statement and promptly mailing it in accordance with the instructions provided on the proxy card. The shares you own will be voted according to the instructions on the proxy card you submit. If you return the proxy card but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends that you vote FOR the Director nominees, and FOR Proposals 2 and 3.

Voting in person at the Annual Meeting. If you attend the Annual Meeting, you may vote by delivering your completed proxy in person or by completing a ballot. Ballots will be available at the Annual Meeting.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice contains instructions on how to vote via the Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the Annual Meeting.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

Under the applicable rules of the NASDAQ Stock Market, or Nasdaq, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 3) is considered to be “discretionary” items under Nasdaq rules, and your bank or brokerage firm will be able to vote on this item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of Directors (Proposal 1) and the advisory vote on executive compensation (Proposal 2) are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these items, your broker may not vote with respect to these proposals, and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

If your shares are held in “street name,” you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the Annual Meeting on May 21, 2015. To be able to vote your shares held in “street name” in person at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

Can I change my vote after I have submitted my proxy?

Yes. You can change your vote and revoke your proxy at any time before the polls close for the Annual Meeting at 1:00 a.m., Central Time, on May 21, 2015, by doing any one of the following things:

•	signing another proxy with a later date;

•	giving our Secretary a written notice before or at the Annual Meeting that you want to revoke your proxy; or

•	voting in person at the Annual Meeting.

Your attendance at the Annual Meeting alone (without also voting) will not revoke your proxy.

What constitutes a quorum?

In order for business to be conducted at the Annual Meeting with respect to a particular matter, a quorum must be present in person or represented by valid proxies for that particular matter. For each of the Proposals described in this proxy statement, a quorum consists of the holders of a majority of the shares of common stock issued and outstanding on March 16, 2015, the record date, or at least 38,305,007 shares of our common stock.

Shares of common stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. A share once represented for any purpose at the Annual Meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless (1) the stockholder attends solely to object to lack of notice, defective notice, or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is set for that adjourned meeting.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

Election of Directors. Under our Amended and Restated Bylaws, with respect to each of the seven nominees for Director, the number of votes cast at the Annual Meeting in favor of such nominee must represent a majority of the votes entitled to be cast in an election of Directors by all issued and outstanding shares of common stock on the record date. This means that if any nominee is one of the seven nominees receiving the highest number of votes cast at the Annual Meeting, but the number of votes cast for such nominee does not represent a majority of the votes entitled to be cast in an election of Directors by all issued and outstanding shares, such nominee will not be elected as a Director. If your shares are held in “street name” and you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of Directors.

Advisory Vote on Executive Compensation. Our Board of Directors is seeking a non-binding advisory vote regarding the compensation of our named executive officers. Under our Amended and Restated Bylaws, approval for such non-binding resolution requires that the votes cast in favor exceed the votes cast in opposition. While this vote is non-binding and advisory in nature, our Board of Directors and Compensation Committee will consider the outcome of the vote when determining executive compensation arrangements. If your shares are held in “street name” and you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal.

Ratification of the independent registered public accounting firm. The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm will be approved if the votes cast in favor exceed the votes cast in opposition. If your shares are held in “street name” and you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal.

How will votes be counted?

Each share of common stock will be counted as one vote according to the instructions contained on a properly completed proxy card, whether submitted in person, by mail, over the Internet, by telephone, or on a ballot voted in person at the Annual Meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either, (1) indicate that the shareholder abstains from voting on a particular matter, or (2) are broker non-votes. Banks and brokers that do not receive instructions with respect to Proposals 1 and 2 will not be allowed to vote these shares, which will then be counted as “broker non-votes” instead of votes “for” or “against.”

Abstentions and broker non-votes will have no effect on the outcome of voting with respect to Proposal 2 (Advisory Vote on Executive Compensation) and Proposal 3 (Ratification of the Selection of Independent Registered Public Accounting Firm), because these proposals will be approved if the votes cast at the Annual Meeting in favor of the proposal exceed the votes cast at the Annual Meeting opposing the proposal. Abstentions and broker non-votes, however, will have the effect of negative votes with respect to Proposal 1 (Election of Directors), because, as described above, this proposal must receive the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast at the Annual Meeting by all issued and outstanding shares of common stock on the record date in order to be approved.

Who will count the votes?

The votes will be counted, tabulated, and certified by our transfer agent and registrar, Computershare Investor Services. Anne T. Warner, our Vice President, General Counsel and Secretary, will serve as the inspector of elections at the Annual Meeting.

Will my vote be kept confidential?

Yes. Your vote will be kept confidential and we will not disclose your vote unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure of your identity on your proxy card.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

No. Under Massachusetts law, where we are incorporated, an item may not be brought before our stockholders at a stockholder meeting unless it appears in the notice of the meeting. Our Amended and Restated Bylaws establish the process for a stockholder to bring a matter before a meeting. See “How and when may I submit a stockholder proposal for the 2016 annual meeting?” below.

Where can I find the voting results?

We will report the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Annual Meeting.

How and when may I submit a stockholder proposal for the 2016 annual meeting?

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2016 annual meeting, you need to follow the procedures outlined in Rule 14a-8 under the Exchange Act and in our Amended and Restated Bylaws. To be eligible for inclusion, we must receive your stockholder proposal intended for inclusion in the proxy statement for the 2016 Annual Meeting of Stockholders at our principal corporate offices in Cambridge, Massachusetts as set forth below no later than December 9, 2015.

In addition, our Amended and Restated Bylaws require that we be given advance written notice for nominations for election to our Board of Directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement under Rule 14a-8. The Secretary must receive such notice at the address noted below not less than 120 days or more than 150 days before the first anniversary of the date on which our proxy statement was released to stockholders in connection with the prior year’s meeting. However, if the date of our annual meeting is advanced or delayed by more than 30 days from the anniversary date of the prior year’s meeting (or no proxy statement was delivered to stockholders in connection with the prior year’s meeting), then we must receive such notice at the address noted below not earlier than the 120th day before such annual meeting and not later than the close of business on the later of (1) the 90th day before such annual meeting and (2) the 10th day following the day on which public notice of the meeting date is first made. Assuming that the 2016 annual meeting is held between April 21, 2016 and June 20, 2016, you would need to give us appropriate notice at the address noted below no earlier than November 10, 2015, and no later than December 9, 2015. Notwithstanding the foregoing, the postponement or adjournment of any annual meeting for which notice has been provided to stockholders shall not commence a new time period for giving the stockholders’ notice. If a stockholder does not provide timely notice of a nomination or other matter to be presented at the 2016 annual meeting, under Massachusetts law, it may not be brought before our stockholders at a meeting.

Our Amended and Restated Bylaws also specify requirements relating to the content of the notice that stockholders must provide to the Secretary for any matter, including a stockholder proposal or nomination for director, to be properly presented at a stockholder meeting. A copy of the full text of our Amended and Restated Bylaws is on file with the SEC.

Any proposals or notices should be sent to:

Pegasystems Inc.

One Rogers Street

Cambridge, MA 02142-1209

Attention: Vice President, General Counsel and Secretary

Who will bear the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. We will request brokers, custodians, and fiduciaries to forward proxy soliciting material to the owners of shares of our common stock they hold in such shareholders’ names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

How can I obtain an Annual Report on Form 10-K?

Our Annual Report is available on our website by following the “Investors” tab at www.pega.com, as well as at the following URL: www.edocumentview.com/pega. If you would like a paper copy of our Annual Report on Form 10-K, we will send it to you without charge. Please contact:

Pegasystems Inc.

One Rogers Street

Cambridge, MA 02142-1209

Attention: Vice President, General Counsel and Secretary

Telephone: (617) 374-9600

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of our common stock, please contact our Vice President, General Counsel and Secretary at the address or telephone number listed above.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the address or telephone number listed above.

If you want to receive separate copies of the proxy statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, which, except as otherwise noted below, is as of January 31, 2015, with respect to the beneficial ownership of our common stock by:

•	the stockholders we know to beneficially own more than 5% of our outstanding common stock;
•	each Director named in this proxy statement;
•	each executive officer named in the Summary Compensation Table included below in this proxy statement; and
•	all of our executive officers and Directors as a group.

Unless otherwise indicated, the address of each person listed below is c/o Pegasystems Inc., One Rogers Street, Cambridge, MA 02142.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES OWNED		SHARES ACQUIRABLE WITHIN 60 DAYS (1)		TOTAL SHARES BENEFICIALLY OWNED (2)		PERCENTAGE OF SHARES BENEFICIALLY OWNED (3)
5% Stockholders
Alan Trefler (4)	39,728,998		—		39,728,998		52.01%

Directors
Alan Trefler	See “5% Stockholders” Above		See “5% Stockholders” Above		See “5% Stockholders” Above		See “5% Stockholders” Above
Peter Gyenes	30,217		—		30,217		*
Richard Jones (5)	744,323		60,000		804,323		1.05%
Steven Kaplan	60,953		30,000		90,953		*
James O’Halloran	137,659		—		137,659		*
Larry Weber	7,636		—		7,636		*
William Wyman	26,007		30,000		56,007		*

Named Executive Officers
Alan Trefler	See “5 Stockholders” Above	%	See “5 Stockholders” Above	%	See “5 Stockholders” Above	%	See “5 Stockholders” Above %
Rafeal Brown	10,763		28,064		38,827		*
Douglas Kra	27,912		129,326		157,238		*
Michael Pyle	47,329		104,934		152,263		*
Leon Trefler	7,283		96,278		103,561		*
All executive officers and Directors as a group (6)	40,829,080		483,300		41,312,380		53.75%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has sole or shared voting or investment power, plus any shares that the person has the right to acquire within 60 days, including through the exercise of stock options. Unless otherwise indicated, for each person named in the table, the number of “Shares Acquirable within 60 Days” column consists of shares covered by stock options that may be exercised, and restricted stock units, or RSUs, that vest within 60 days after January 31, 2015.

(2)	To our knowledge, unless otherwise indicated, all of the persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

(3)	The percent ownership for each stockholder is calculated by dividing the total number of shares beneficially owned by the stockholder by 76,381,585 shares (the number of shares of our common stock outstanding on January 31, 2015) plus any shares acquirable (including pursuant to stock options exercisable and RSUs vesting) by the stockholder within 60 days after January 31, 2015, and multiplying the result by 100.

(4)	As reported in the Schedule 13G, Amendment #14 filed with the SEC on February 17, 2015 by Alan Trefler, this includes 134,000 shares of common stock held by the Trefler Foundation, of which Mr. Trefler is a trustee. Mr. Trefler has voting and dispositive power over such shares, but has no pecuniary interest with respect to such shares. Mr. Trefler maintains margin securities accounts at one or more brokerage firms, and the positions held in such accounts, which may from time to time include shares of our common stock, may be used as collateral security for the repayment of debit balances in those accounts, if any. As of January 31, 2015, Mr. Trefler held 1,372,098 shares of our common stock in these accounts.

(5)	Mr. Jones has voting and dispositive power over such shares. Of these shares, 119,748 are held by the Jones Family Foundation, as to which Mr. Jones has no pecuniary interest.

(6)	Includes all persons who were Directors or executive officers of the Company (12 persons) on January 31, 2015.

PROPOSAL 1 – ELECTION OF DIRECTORS

There are currently seven members of our Board of Directors, each of whom serves for a one-year term expiring at each annual meeting of stockholders. This year our Board of Directors has nominated Peter Gyenes, Richard Jones, Steven Kaplan, James O’Halloran, Alan Trefler, Larry Weber, and William Wyman for re-election to the Board of Directors.

The persons named in the proxy card as proxies will vote to elect each of the nominees, unless you vote against the election of one or more nominees or abstain from voting on the election of one or more nominees, in each case, by marking the proxy card to that effect (or through Internet or telephonic voting). Each of our nominees has indicated his willingness to serve, if elected. However, if any of the nominees shall become unable or unwilling to serve, the proxies, unless authority has been withheld as to such nominee, may be voted for election of a substitute nominee designated by our Board of Directors, or the Board of Directors may reduce the number of Directors. Proxies may not be voted for more than seven persons.

There are no family relationships among any of our executive officers or Directors, with the exception of Alan Trefler, our Chairman and Chief Executive Officer, whose brother, Leon Trefler, is Senior Vice President, Global Customer Success.

The Board of Directors recommends that you vote FOR the election of the nominees as Directors, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

Director Qualifications

The following information is furnished with respect to each of our Directors, which information is as of January 31, 2015. The information presented details the characteristics, qualifications, attributes, and skills that led to the Board’s conclusion that each of our Directors is qualified to serve on the Board, including significant professional experience and service on the boards of other companies. It includes information each Director has given us about his age, all positions he holds with us, his principal occupation and business experience during at least the past five years, and the names of other publicly-held companies of which he serves as a Director. Additionally, it is our view that each Director exhibits integrity and high ethical standards, as well as sound business judgment and acumen, which are valued and expected characteristics for our Directors. Information about the number of shares of common stock beneficially owned by each Director, directly and indirectly, appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Nominees for Election for a Term of One Year Expiring in 2016

Peter Gyenes, 69, has been a Director of Pegasystems since March 2009. He also serves on our Audit and Nominating Committees. Mr. Gyenes has four decades of experience in global technical, sales, marketing, and general management positions within the software and computer systems industries. Since September 2012, he has served as the Lead Independent Director of Sophos plc, a global security software company, and from May 2006 to September 2012 he was the Non-Executive Chairman of Sophos. He is an active investor and board member focusing on technology market opportunities. Mr. Gyenes also serves on the boards of EnerNOC, a provider of energy management solutions; Cimpress NV, a global e-commerce provider of marketing services to small businesses; IntraLinks, Inc., a global provider of virtual data rooms; RealPage, Inc., a provider of web-based property management software; and Epicor, a global provider of business software and solutions, and is a Trustee Emeritus of the Massachusetts Technology Leadership Council. Mr. Gyenes previously served on the board of Lawson Software, Inc. (until 2011), Netezza Corporation (until 2010), Bladelogic, Inc. (until 2008), webMethods, Inc. (until 2007) and Applix, Inc. (until 2007). He served as Chairman and CEO of Ascential Software, as well as of its predecessor companies VMark Software, Ardent Software, and Informix, and led its growth into the data integration market leader from 1996 until it was acquired by IBM in 2005. Previously, Mr. Gyenes served as President and CEO of Racal InterLan, Inc., and in executive positions at Data

General Corporation, Encore Computer Corporation, and Prime Computer, Inc. Earlier in his career, he held sales and technical positions at Xerox Data Systems and IBM. He is a graduate of Columbia University where he received both his B.A. in mathematics and his M.B.A. degree. Mr. Gyenes was awarded the 2005 New England Region Ernst & Young Entrepreneur of the Year award in Software. We believe Mr. Gyenes’ qualifications to serve on our Board of Directors include his four decades of leadership roles for global technology companies, including his positions as a chief executive officer and director, as well as his proven ability to bridge strategy with operational excellence and his experience with mergers and acquisitions.

Richard Jones, 63, joined Pegasystems in October 1999, serving as President and Chief Operating Officer until September 2002. Mr. Jones was a part-time employee of Pegasystems from July 2002 to July 2007. Mr. Jones was elected a Director of Pegasystems in November 2000, and served as Vice Chairman from September 2002 to July 2007. In July 2011, he was elected a member of our Compensation Committee and of our Nominating Committee. From 1995 to 1997, Mr. Jones served as a Chief Asset Management Executive and member of the Operating Committee at Barnett Banks, Inc., which at the time was among the nation’s 25 largest banks. He served as Chief Executive Officer of Fleet Investment Services, a brokerage and wealth management organization from 1991 to 1995. His prior experience also includes serving as Executive Vice President with Fidelity Investments, an international provider of financial services and investment resources, and as a principal with the consulting firm of Booz, Allen & Hamilton. Since June 1995, Mr. Jones has served as Chairman of Jones Boys Ventures, a retailer. Mr. Jones also serves as a director of Buyers Access, LLC, a purchasing and cost control specialist for the housing market, as well as Colo5, LLC, an independent data center operator, and is currently a Trustee of Episcopal High School Foundation in Jacksonville, Florida. Mr. Jones holds an undergraduate degree from Duke University, with majors in both economics and management science. He also holds an M.B.A. degree from the Wharton School of the University of Pennsylvania. We believe Mr. Jones’ qualifications to serve on our Board of Directors include his two decades of executive management, his financial expertise and business acumen, and his experience gained while serving as Pegasystems’ President and Chief Operating Officer.

Steven Kaplan, 59, has been a Director of Pegasystems since August 1999. In December 2000, he was elected a member of our Audit Committee, in April 2004, he was elected a member of our Nominating Committee, and in May 2014, he was elected a member of our Compensation Committee. Mr. Kaplan has served as a general partner of Riverside Partners, LLC, a private equity firm, since October 2006. He has been President of Kaplan Advisors LLC, a financial and strategy consulting firm, since January 2004. He was a Managing Director of The Audax Group, a private equity and venture capital firm, from January 2000 until December 2003. From 1998 to 2000, Mr. Kaplan was affiliated with Texas Pacific Group, a private equity firm, and he served as President, Chief Operating Officer and Chief Financial Officer of Favorite Brands International Holding Corp., a confectionery company controlled by Texas Pacific Group. From 1996 to 1997, Mr. Kaplan was Executive Vice President and Chief Financial Officer of the Coleman Company, Inc., an international manufacturer of camping, outdoor recreation and hardware equipment. Mr. Kaplan holds an M.S. in management, a B.S. in electrical engineering and computer science, and a B.S. in management science from the Massachusetts Institute of Technology. We believe Mr. Kaplan’s qualifications to serve on our Board of Directors include his significant business and operational experience, including positions as a chief financial officer and director for several companies, as well as his experience with mergers and acquisitions.

James O’Halloran, 82, has been a Director of Pegasystems since 1999. In November 2004, he was elected a member of our Audit and Nominating Committees, and he was elected a member of our Compensation Committee in April 2005. From June 1999 to August 2001, he was the Senior Vice President, Chief Financial Officer, Treasurer, and Secretary of Pegasystems. From 2004 to 2009, Mr. Halloran has served as a director and as the Chairman of the Audit Committee of Omtool, Ltd., a software firm focusing on electronic business document exchange systems. From 1991 to 1999, he served as President of G & J Associates, Ltd., a financial consulting firm. From 1956 to 1990, he was with the international accounting firm of Arthur Andersen LLP, serving as an audit partner from 1967 to his retirement in 1990. From August 2002 to February 2004, Mr. O’Halloran served as President and Chief Operating Officer of FabTech Industries of Brevard, Inc., a certified supplier of precision components for the aerospace, defense, medical, fuel cell, and high tech industries.

Mr. O’Halloran holds degrees in business administration and accounting from Boston College. We believe Mr. O’Halloran’s qualifications to serve on our Board of Directors include his extensive experience with public and financial accounting matters for global organizations, including his past service as Pegasystems’ Chief Financial Officer and as an audit partner for more than two decades with Arthur Andersen LLP.

Alan Trefler, 59, a founder of Pegasystems, has served as Chief Executive Officer and Chairman of the Board of Directors since Pegasystems was organized in 1983. Prior to 1983, he managed an electronic funds transfer product for TMI Systems Corporation, a software and services company. Mr. Trefler holds a B.A. degree in economics and computer science from Dartmouth College. We believe Mr. Trefler’s qualifications to serve on our Board of Directors include his extensive experience in the software industry, including as our founder, Chief Executive Officer, and Chairman of our Board of Directors since the Company’s inception in 1983.

Larry Weber, 59, has been a Director of Pegasystems since August 2012. In May 2013, he was elected a member of our Compensation and Nominating Committees, and in January 2015, he was elected Chairman of our Nominating Committee. Mr. Weber has served as the Chief Executive Officer and Chairman of the Board of Racepoint Global, Inc., a digital marketing services ecosystem of marketing service companies organized to help chief marketing officers in their role as builders of communities and content aggregators, since he founded the company in September 2004. From 2011 to 2013, Mr. Weber also served on the board of Avectra, a provider of web-based association management software (AMS) and social CRM software. In 2001, Mr. Weber founded Weber Shandwick, one of the largest public relations agencies in the world. He also served on the board of Vertro, Inc., an online advertising and search company, from June 2005 to March 2012, and as its Chairman from April 2006 to March 2012. Mr. Weber is also a co-Founder and Chairman of the Board of the Massachusetts Innovation & Technology Exchange (MITX), one of the largest interactive advocacy organizations in the world. Mr. Weber has authored four books: Marketing to the Social Web: How Digital Customer Communities Build Your Business; Everywhere: Comprehensive Digital Business Strategy for the Social Media Era; Sticks and Stones: How Digital Business Reputations are Built Over Time and Lost in a Click; and The Provocateur: How a New Generation of Leaders are Building Communities, Not Just Companies. Mr. Weber holds a BA in English from Denison University, Ohio and an MFA in Writing and Literature from Antioch College, Oxford. We believe Mr. Weber’s qualifications to serve on our Board of Directors include his extensive experience in the global marketing and public relations industry, including positions as founder and Chairman of the Board for the Racepoint Global, Inc., and as a director for several companies, as well as his experience with marketing and public relations.

William Wyman, 77, has been a Director of Pegasystems since June 2000. In December 2000, he was elected a member of our Audit Committee and served until June 2010. In April 2004 he was elected a member of our Nominating Committee, and in June 2006 he was elected a member of our Compensation Committee. In 2001, Mr. Wyman served as the Chief Executive Officer of Predictive Systems, Inc., a systems consulting and installation company. In 1984, Mr. Wyman co-founded Oliver Wyman and Company, a management consulting firm serving large financial institutions. He served as Managing Partner until 1995, when he became a counselor to chief executives of several companies, and a director for a number of companies in the technology and financial sectors. Mr. Wyman serves as a director of Castle Harlan, a private equity firm; Sprout Group, a private equity firm, and Allston Holding LLC, a private proprietary trading firm. From 2005 to 2009, he served as a director and member of the Audit Committee of Datascope Corp., a public company that manufactures medical devices. In 2014, Mr. Wyman joined Amorfix Life Sciences as Chairman of the Board, as well as serving on their Audit Committee and as Chairman of the Compensation Committee. Amorfix is a product development company focused on diagnostics and therapeutics for misfolded protein diseases. Prior to 1984, Mr. Wyman was a senior partner at Booz, Allen & Hamilton, where he served as President of the Management Consulting Group and head of the Financial Industries Practice. Mr. Wyman holds a degree in economics with honors from Colgate University and an M.B.A. degree from the Harvard Business School. We believe Mr. Wyman’s qualifications to serve on our Board of Directors include his extensive experience as a strategic advisor to technology companies and his executive leadership roles, as well as his service on several other boards.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Pegasystems is managed for the long-term benefit of its stockholders and we are committed to maintaining sound corporate governance principles. During the past year, we continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the existing and proposed rules of the SEC, and the listing standards of Nasdaq. We have adopted policies and procedures that we believe are in the best interests of Pegasystems and our stockholders. In particular, we have the following policies and procedures:

Declassified Board of Directors. We have a declassified Board of Directors and our Amended and Restated Bylaws provide for one-year terms for our Directors. All of our Directors will stand for election to one-year terms at this annual meeting.

Majority Voting for Election of Directors. Our Amended and Restated Bylaws provide for a majority voting standard in Director elections, so a nominee is elected to the Board of Directors if he receives a majority of the votes entitled to be cast in an election of Directors by all issued and outstanding shares of common stock.

No Hedging Policy. Pursuant to our Insider Trading Policy we prohibit all hedging transactions or short sales involving Company securities by our Directors and employees, including our executive officers.

We have adopted an updated written Code of Conduct that applies to our Board of Directors and all of our employees, including our principal executive officer, principal financial officer and principal accounting officer, and to persons performing similar functions. You can access the current charters for our Audit Committee, Compensation Committee, and Nominating Committee and our Code of Conduct in the “Governance” section of our website at www.pega.com or by contacting:

Vice President, General Counsel and Secretary

Pegasystems Inc.

One Rogers Street

Cambridge, MA 02142-1209

Phone: (617) 374-9600

Determination of Independence

A majority of our Directors must be “independent directors” as defined by Nasdaq Rule 5605(a)(2). Our Board of Directors has determined that each of Messrs. Gyenes, Jones, Kaplan, O’Halloran, Weber, and Wyman qualify as “independent directors” because none of them is an executive officer or employee or an individual who has a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of his independent judgment in carrying out the responsibilities of a Director. Therefore, our Board of Directors has determined that each of these Directors is an “independent director” as defined under Nasdaq Rule 5605(a)(2). There were no other transactions, relationships, or arrangements not disclosed in this proxy statement that were relevant to the independence of the persons serving as members of our Board of Directors in 2014.

Board Leadership Structure and Risk Oversight

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance, rather than directing day-to-day operations. The Board’s primary responsibility is to oversee the management of Pegasystems and, in so doing, serve the best interests of Pegasystems and its stockholders. The Board selects, evaluates, and provides for the succession of executive officers and, subject to stockholder election each year at our annual meeting, Directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on us. Management keeps the Board informed of company activity through regular written reports and presentations at Board and committee meetings.

As part of our corporate governance process, our Board of Directors oversees the risk management process for the Company, which provides further checks and balances to our leadership structure. The Board receives reports from members of senior management on the functional areas for which they are responsible. Such reports may include operational, financial, sales, competitive, legal and regulatory, compliance, strategic and other risks, as well as any related management and mitigation. In addition, as part of its core functions, the Audit Committee reviews our internal audit, business, and financial controls in collaboration with our senior management, including our Chief Compliance Officer.

Since our inception in 1983, Mr. Trefler, the Company’s founder, has served as Chairman of our Board of Directors and as our Chief Executive Officer. We believe our leadership structure, which is often adopted by other public companies in the United States, has been effective for the Company, as evidenced by our solid performance and continued growth. We believe a combined Chairman and Chief Executive Officer, along with independent Board committees and a largely independent Board, provides balanced leadership for the Company. The Company does not have a lead independent director.

In his dual capacity as both Chairman and Chief Executive Officer, Mr. Trefler provides a strong vision and voice for leading and representing the Company to others, which provides cohesive management and reduces risk of confusion or redundant undertakings or messages. Mr. Trefler effectively serves as a bridge between our Board of Directors and the Company. As our founder, Mr. Trefler has guided the Company during more than three decades of growth. As such, he is most familiar with the Company’s operations and best suited to lead it into the future.

Director Candidates

Our stockholders may recommend Director candidates to the Board of Directors for inclusion in the slate of nominees which the Board recommends to our stockholders for election. The qualifications of recommended candidates will be reviewed by our Nominating Committee. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a Director by the stockholders, the name will be included in our proxy card for the stockholders meeting at which his or her election is recommended.

Stockholders may recommend individuals for the Nominating Committee to consider as potential Director candidates by submitting their names and background to the “Pegasystems Inc. Nominating Committee” c/o Pegasystems Inc., One Rogers Street, Cambridge, MA 02142-1209, Attention: Vice President, General Counsel and Secretary. The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the Nominating Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating Committee will evaluate those candidates, by following substantially the same process, and applying the same criteria, as for new candidates submitted by Board members.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended Director nominees, including candidates recommended by stockholders, the Nominating Committee will apply the criteria appended to the Nominating Committee’s charter. These criteria include the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest, and ability to act in the interest of all stockholders. Although the Company does not have a formal policy regarding diversity, the value of diversity is also considered, and the Nominating Committee charter specifically dictates that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. The Nominating Committee considers diversity in the broadest sense, encompassing also director experience, professions, skills, and background.

The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. More specific information regarding each Director nominee’s qualifications can be found in the preceding “Election of Directors” section of this proxy statement. No Director candidate was recommended to us by any beneficial owner of more than 5% of our common stock.

Stockholders also have the right to directly nominate director candidates, without any action or recommendation on the part of the Nominating Committee. Our Amended and Restated Bylaws specify the requirements relating to the timing and the content of the notice that stockholders must provide to the Secretary for a director nomination to be properly presented at a stockholder meeting. See the section entitled “Information about the Annual Meeting and Voting – How and when may I submit a stockholder proposal for the 2016 annual meeting?” above.

Communications from Stockholders and Other Interested Parties with the Board

The Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Board of Directors will, with the assistance of our Secretary, (1) be primarily responsible for monitoring communications from stockholders and other interested parties, and (2) provide copies or summaries of such communications to the other Directors as he considers appropriate.

Communications will be forwarded to all Directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Board of Directors considers to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairman of the Board of Directors

c/o Pegasystems Inc.

One Rogers Street

Cambridge, MA 02142-1209

Attention: Vice President, General Counsel and Secretary

Board Meetings

The Board of Directors met seven times in 2014. During 2014, each of our Directors attended at least 75% of the total number of meetings of the Board of Directors and meetings of the committees of which such Director was a member.

Executive sessions of non-employee Directors are held periodically each year, generally in conjunction with regularly scheduled meetings of the full Board. Any non-employee Director can request that an additional executive session be scheduled.

It is our policy that Directors should attend annual meetings of stockholders. All of the Directors attended the 2014 Annual Meeting of Stockholders.

Board Committees

The Board of Directors has standing Audit, Compensation, and Nominating Committees. Each committee has a charter that has been approved by the Board. Copies of the charters are posted in the “Governance” section of our website at www.pega.com. Each committee reviews the appropriateness of its charter and performs a self-evaluation periodically. All members of the committees are non-employee Directors. Mr. Trefler is the only Director who is an employee and is not a member of any of the committees. The Board of Directors has determined that all members of the three standing committees are “independent directors” as defined under Nasdaq Rule 5605(a)(2), and, in the case of the Audit Committee, as further defined under Nasdaq Rule 5605(c)(2), and, in the case of the Compensation Committee, as further defined under Nasdaq Rule 5605(d)(2). Membership on each standing committee is reflected on the chart below.

COMMITTEE MEMBERSHIP

	Audit Committee		Compensation Committee		Nominating Committee
Alan Trefler
Peter Gyenes	X				X
Richard Jones			X		X
Steven Kaplan	X	(C)	X		X
James O’Halloran	X		X	(C)	X
Larry Weber			X		X	(C)
William Wyman			X		X

(C)	Denotes Committee Chairman.

Audit Committee

We have a standing Audit Committee of the Board of Directors. The Audit Committee assists the Board’s oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. The Audit Committee has the authority to engage any independent legal, accounting, or other advisors that it deems necessary or appropriate to carry out its responsibilities. The Audit Committee was responsible for selecting and appointing Deloitte & Touche LLP, our independent registered public accounting firm, and did not retain any other advisors during 2014. The Board of Directors has determined that Mr. O’Halloran qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) under Regulation S-K. Our Audit Committee met five times during 2014. The responsibilities of our Audit Committee and its activities during 2014 are further described in the “Report of the Audit Committee” contained below.

Compensation Committee

We have a standing Compensation Committee of the Board of Directors. The Compensation Committee evaluates and sets the compensation of our Chief Executive Officer and approves the salaries and bonuses of our other executive officers. The Compensation Committee also approves equity grants, within the guidelines established by our Board of Directors, to our named executive officers and employees. The responsibilities of our Compensation Committee and its activities during 2014 are further described in the “Compensation Discussion and Analysis” and the “Compensation Committee Report,” each of which is contained below. Our Compensation Committee held six meetings during 2014.

Nominating Committee

We have a standing Nominating Committee of the Board of Directors. The purpose of the Nominating Committee is to identify qualified individuals as needed to become directors and to recommend to the Board the persons to be nominated by the Board for election as Directors at the annual meeting of stockholders. The Nominating Committee is authorized to retain any such advisors or consultants it deems necessary or appropriate to carry out its responsibilities. For information relating to nominations of Directors by our stockholders, see “Director Candidates” above. Our Nominating Committee held one meeting during 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, during 2014 there were no transactions involving more than $120,000, nor are any proposed, between the Company and any executive officer, Director, beneficial owner of 5% or more of our common stock or equivalents, or any immediate family member of any of the foregoing, in which any such persons or entities had or will have a direct or indirect material interest. Leon Trefler, the brother of our Chairman and Chief Executive Officer, Alan Trefler, serves as the Company’s Senior Vice President, Global Customer Success.

In 2007, our Board of Directors adopted a Related Person Transaction Policy, which can be found on the “Governance” section of our website at www.pega.com. The policy mandates that the Company enter into or ratify a related person transaction only when the Company’s Board of Directors, or a committee thereof, acting in accordance with the policy, determines that the transaction is either in, or is not inconsistent with, the best interest of the Company and its stockholders. A “related person transaction” for these purposes is defined in the policy to include any transaction or relationship (involving an amount expected to exceed $100,000) between the Company and an individual or entity defined as a “related person” in the policy. Approval or ratification of a related person transaction may be conditioned by the Board, or committee thereof, directing the related person or the Company to take certain actions to narrow the scope of the relationship, such as: requiring the related person to resign from, or change position within an entity involved in the related person transaction; assuring that the related person not be directly involved in negotiating the terms of the related person transaction; limiting the duration or magnitude of the related person transaction; or requiring that information about the related person transaction be documented and delivered to the Board or committee on an ongoing process.

DIRECTOR COMPENSATION

Non-employee Directors are paid an annual cash retainer of $55,000. Through the 2014 annual meeting of stockholders, on the date of each annual meeting of stockholders, it had been our policy to grant to each non-employee Director a number of shares of unrestricted common stock equal to $70,000 divided by the fair market value of a share of our common stock on the date of issuance. In July 2014 the Board of Directors increased the fair market value of this grant to $95,000 and granted each non-employee director an additional number of shares of unrestricted common stock equal to $25,000 divided by the fair market value of a share of our common stock on the date of issuance. On the date of the 2015 annual meeting of stockholders, each non-employee Director will be granted a number of shares of unrestricted common stock equal to $95,000 divided by the fair market value of a share of our common stock on the date of issuance. Non-employee Directors receive an initial award of restricted stock units (“RSUs”) when they are first elected to the Board, which are valued at approximately $75,000, based on the fair market value of the Company’s common stock on the grant date. The RSUs vest in three equal annual installments.

Additionally, we pay an annual cash retainer (paid in quarterly installments) to non-employee Directors serving on the Audit and Compensation Committees: $10,000 to each Audit Committee member; $20,000 to the Audit Committee Chair; $6,000 to each Compensation Committee member; and $8,000 to the Compensation Committee Chair.

In addition to the above, we also offer to reimburse non-employee Directors for expenses incurred in attending Board, committee or other company meetings. Alan Trefler is our only Director who is also an employee. He receives no compensation for his service as a Director.

The following table provides the total compensation earned by each non-employee Director in 2014.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Peter Gyenes	65,000(2)	95,000	—	—	—	—	160,000
Richard Jones	61,000(3)	95,000	—(4)	—	—	—	156,000
Steven Kaplan	78,700(5)	95,000	—(6)	—	—	—	173,700
James O’Halloran	73,000(7)	95,000	—	—	—	—	168,000
Larry Weber	61,000(8)	95,000	—	—	—	—	156,000
William Wyman	61,000(8)	95,000	—(9)	—	—	—	156,000

(1)	These amounts reflect the dollar amount of the aggregate grant date fair value of awards granted in 2014, in accordance with FASB ASC Topic 718. As of December 31, 2014, no director held any outstanding unvested stock awards, except Mr. Weber who had 1,868 unvested RSUs from the award he received when he joined the Board of Directors in August 2012.
(2)	Consists of Board retainer fees of $55,000 and committee retainer fees of $10,000.
(3)	Consists of Board retainer fees of $55,000 and committee retainer fee of $6,000.
(4)	As of December 31, 2014, Mr. Jones held options to purchase an aggregate of 60,000 shares of our common stock.
(5)	Consists of Board retainer fees of $55,000 and committee retainer fees of $23,700. Mr. Kaplan was appointed to the Compensation Committee on May 20, 2014, and his annual committee retainer fee was prorated accordingly.
(6)	As of December 31, 2014, Mr. Kaplan held options to purchase an aggregate of 30,000 shares of our common stock.
(7)	Consists of Board retainer fees of $55,000 and committee retainer fees of $18,000.
(8)	Consists of Board retainer fees of $55,000 and committee retainer fees of $6,000.
(9)	As of December 31, 2014, Mr. Wyman held options to purchase an aggregate of 30,000 shares of our common stock.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

(“Say on Pay”)

The Company is including in this proxy statement a non-binding, advisory vote on the compensation of our executive officers in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

As described in the “Compensation Discussion and Analysis” section of this proxy statement, as well as in the tables set forth in the “Executive Compensation” and the “Compensation Practices Risk Assessment” sections, we seek to align the interests of our named executive officers with our stockholders. Our named executive officers, and most other Company employees, are also stockholders or hold options to become stockholders or restricted stock units. Our compensation programs contain elements of fixed and variable compensation and are designed to reward our executive officers for achieving short-term and long-term corporate goals, while avoiding the encouragement of excessive risk. This non-binding advisory vote is intended to address the overall compensation of our named executive officers and our executive compensation program rather than any specific elements.

Although this vote is advisory in nature and, as such, will not be binding on the Company, our Board of Directors and our Compensation Committee will consider the outcome of the vote in evaluating its executive compensation program. Therefore, the Company is asking its stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of the Company approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers, as described in this proxy statement, including in the “Compensation Discussion and Analysis,” compensation tables, and narrative discussion included therein.”

The Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers, as described in this proxy statement, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This “Compensation Discussion and Analysis” section describes the material elements of our compensation programs for our principal executive officer, our principal financial officer, and the three executive officers (other than our principal executive officer and our principal financial officer) who were our next most highly compensated executive officers as of the end of fiscal 2014. These individuals were:

•	Alan Trefler, our Chairman of the Board of Directors and Chief Executive Officer;

•	Rafeal Brown, our Chief Administrative Officer, Chief Financial Officer and Senior Vice President;

•	Douglas Kra, our Senior Vice President, Global Customer Success;

•	Michael Pyle, our Senior Vice President, Engineering; and

•	Leon Trefler, our Senior Vice President, Global Customer Success.

These executives were our named executive officers (the “Named Executive Officers”) for fiscal 2014.

This section also provides an overview of our executive compensation philosophy and analyzes how and why the Compensation Committee of our Board of Directors (the “Compensation Committee” or “Committee”) arrives at specific compensation decisions and policies.

Our executive compensation is designed to reward performance by our executives and to align the interests of our executives with our stockholders. It is comprised of the following elements of fixed and variable compensation:

•	Base salary;

•	Annual bonuses tied to the achievement of corporate goals (our Corporate Incentive Compensation Plan);

•

Additional individual incentive compensation tied to the achievement of individual, business unit, and/or corporate goals by our executive officers, the attainment of which supports the Company’s achievement of its corporate goals;

•	Equity awards comprised of both stock options and RSUs that vest over time; and

•	Other perquisites.

The Board and the Committee believe that the Company’s performance-based executive compensation program effectively correlates pay with performance, and, in doing so, aligns the interests of our stockholders and executives. The program ties significant variable compensation, such as annual bonus opportunities, as well as equity awards, with the Company’s achievement of its corporate goals. By linking executive compensation with corporate performance, our executive compensation program promotes stockholder value and the Company’s continued growth and success.

Advisory Vote on Executive Compensation, “Say on Pay”

In 2014 and 2013, pursuant to the Dodd-Frank Act, we conducted an advisory vote of our stockholders on our executive compensation program for our Named Executive Officers, sometimes called “Say on Pay.” In both years, our stockholders overwhelmingly approved our executive compensation programs with more than 80% of the votes entitled to be cast at our 2014 and 2013 Annual Meetings voting to adopt our “Say on Pay” resolution. We value the feedback of our stockholders. As a result, our compensation program continues to be modeled on the same principles that received the strong support of our stockholders in the past two years.

Oversight of Compensation Programs

The Compensation Committee. The Compensation Committee oversees all of the compensation programs that we offer to our executive officers. In 2014, the Compensation Committee’s schedule of meetings, as well as the agenda items for those meetings, was established by our Senior Vice President of Human Resources, Jeffrey Yanagi, with input from the Chair of the Compensation Committee, James O’Halloran, and our Chief Executive Officer, Alan Trefler. During 2014, the Compensation Committee met six times. At those meetings, the Compensation Committee addressed the following matters, among others: discussion and review of the compensation paid to the Company’s executive officers, including review and approval of the 2014 base salaries, target bonuses and corporate incentive compensation plan for executive officers; review of the Company’s 2014 and 2013 strategic goals; analysis and approval of the bonus payments under the 2013 Corporate Incentive Compensation Plan; review and approval of the 2014 Corporate Incentive Compensation Plan; review and approval of base salary increase budget for Company employees; and approval of all grants of stock options and RSUs to employees of the Company. In 2014, the Compensation Committee established a Section 162(m) subcommittee to consider and approve certain performance-based executive compensation. The 162(m) subcommittee is comprised of Steven Kaplan, Larry Weber, and William Wyman, all of whom qualify as outside directors under the provisions of Section 162(m) of the Internal Revenue Code. Additionally, the Compensation Committee reviewed and approved all grants of stock options and RSUs to newly hired Company employees through a process of regularly scheduled written consents.

To facilitate the Compensation Committee’s review of each of the elements of the compensation paid to the executive officers, and to assist with the Committee’s determination of compensation for 2014, management provided the Compensation Committee with “tally sheets.” These tally sheets detailed each executive officer’s total compensation in 2013, including the cash value of each element of that total compensation, including salary, bonus, additional incentives, equity awards, the Company’s 401(k) plan match contribution, Company-paid parking, and Company-paid health, dental, and other insurance premiums. The Compensation Committee also considered more detailed information regarding the equity components of executive compensation, including the total value of outstanding “in-the-money” vested stock options and unvested stock options and RSUs and the retention value of such awards. Additionally, the Committee also reviewed organizational data for each executive officer, including the number of employees in each executive officer’s department and the level of responsibility of such employees, to gain a more detailed understanding of the scope of responsibility of each executive officer in determining that executive officer’s compensation.

The Compensation Committee considers the data provided on the tally sheets and the organizational summaries, along with benchmarking information for the role of each executive officer, as further detailed in the “Objectives of Compensation Programs, Benchmarking” section below, when setting executive compensation for the year. The Compensation Committee uses this information to ensure that the total amount of compensation paid to the executive officers is consistent with the Company’s compensation philosophy, rather than focusing only on the base salaries and bonuses of the executive officers.

Compensation and Other Consultants. In 2014, the Company’s management continued to utilize Longfellow Benefits, which was acquired by Arthur J. Gallagher & Co. in 2014, for consulting services regarding health benefits-related matters, and The Kelliher Group of Morgan Stanley for consulting services related to its 401(k) defined contribution plan. Longfellow Benefits assisted with benefit plan design, vendor assessment, cost considerations, and plan oversight, while members of The Kelliher Group participated in meetings of the Company’s internal 401(k) Committee (which is composed of representatives from the Company’s Finance and Human Resources departments), and provided fund guidance and regulatory updates.

The Compensation Committee may retain the services of compensation advisors for the purposes of assisting in the determination of executive compensation, and it has the budgetary authority to hire such advisors as it deems necessary, although it did not do so in 2014. The Compensation Committee does not currently engage its own outside consultant for advice because its members are comfortable with the benchmarking data and other supporting information provided by the Company’s management and believes they are adequately experienced and equipped to address the relevant issues and provide appropriate executive compensation market data. The Compensation Committee also believes that outside consultants are unnecessary at this time because our executive officers’ compensation is primarily composed of base salary, bonus, and stock option and RSU grants, and does not include more complex elements such as deferred compensation plans.

Role of Executives in Establishing Compensation. In 2014, our Human Resources Department, led by Mr. Yanagi, researched appropriate types and levels of compensation for our executive officers and created preliminary recommendations that were presented to Alan Trefler. Mr. Trefler reviewed those preliminary recommendations with the Compensation Committee in executive session to determine final compensation for our executive officers. Mr. Trefler, along with Mr. Yanagi and other members of the Company’s Human Resources management team, attended meetings of the Compensation Committee as required.

The Compensation Committee may form and delegate its authority to one or more subcommittees of members of the Compensation Committee as it deems appropriate from time to time under the circumstances (including a subcommittee consisting of a single member of the Compensation Committee). The Compensation Committee does not delegate decisions regarding the compensation of executive officers to management, except that the attainment of each executive officer’s annual cash bonus is tied to that individual’s level of contribution to the Company’s strategic goals as determined by Mr. Trefler in consultation with the Committee, and as further described below in this “Compensation Discussion and Analysis” section.

Additionally, each of our executive officers (other than our Chief Executive Officer) will be provided an opportunity for 2015, as they have in past years, to receive additional performance-based compensation tied to the attainment of individual, business unit and/or corporate goals established by Mr. Trefler, as further described below in this “Compensation Discussion and Analysis” section.

Objectives of Compensation Programs

Compensation Philosophy. The objective of our executive compensation program is to align executive compensation with the achievement of the Company’s strategic and financial goals. The program focuses on long-term indicators of the underlying success of our business, rather than on ancillary indicators such as our stock price or earnings per share that may be influenced by other factors and may not necessarily demonstrate the underlying success of our business. Pegasystems’ compensation philosophy is built upon principles of internal equity with respect to each executive’s role relative to others within the Company, external competitiveness, recognition of performance against short and long-term goals, and the sharing of success. Therefore, the Company’s compensation program is primarily focused on internal and external benchmarking, and the level of attainment of target goals, most of which are shared goals relating to the Company’s overall performance.

Our compensation program is designed to reward superior performance by our executive officers. In measuring the contribution of the executive officers to the Company, the Committee considers their performance relative to the applicable unit goals such as license signings, profit margins, additional financial metrics, and other specific objectives set by management. While compensation surveys are useful guides for comparative purposes, the Compensation Committee believes that a successful compensation program also requires the application of judgment and subjective determinations of individual and Company performance. Therefore, the Committee applies its judgment when reconciling the program’s objectives with the realities of retaining valued employees.

Benchmarking. In making compensation decisions, management and the Compensation Committee compare each element of total cash compensation against a peer group of business-to-business software companies that the Compensation Committee believes compete with the Company for executive talent and have similar revenue. In general, the Compensation Committee targets total cash compensation, consisting of base salary and bonuses (“Total Cash Compensation”), to the Company’s executive officers that is within the range of the 50th to 75th percentile of the Total Cash Compensation paid to the executive officers of the benchmark companies, with the exception of our Chief Executive Officer who is compensated below the 50th percentile due to his status as a significant shareholder of the Company.

We believe that it is helpful to utilize data from a very wide array of comparable companies in order to determine the best pay scales to apply to our executive compensation program. The Company primarily considered data from Radford, which the Company believes to have the most relevant and comprehensive data for this purpose.

Generally, the Radford surveys included data and breakout information from software companies based upon annual revenue and geographic location. The surveys analyzed compensation data from several hundred companies and provided specific data based on each executive officer’s role. Generally, the Company’s primary benchmarks are from software companies with annual revenue ranging from $200 million to $1 billion, which we believe is the most relevant benchmark for the Company’s executive compensation program. In addition, breakout data was also reviewed from software companies with annual revenue from $200 million to $499.9 million and from $500 million to $999.9 million.

In 2014, the Company also utilized Comptryx as a secondary market data source for benchmarking purposes. In reviewing the Comptryx data, the Company focused on benchmarking against companies with less than $1 billion in annual revenue, as well as software companies participating in Comptryx surveys. Data from both Radford and Comptryx were considered when evaluating 2014 executive compensation.

In addition to the standard benchmarking industry surveys mentioned above, we also review compensation practices of a select group of similar companies, which we benchmarked through the use of proxy statements, because one or more of the following applies: (a) they are of comparable size and revenue; (b) they are in a comparable industry; or (c) they are within our geographic market. The list of companies below was used as our compensation benchmarking peer group for developing our 2014 compensation program for our executive officers:

Advent Software Inc.	Akamai Technologies, Inc.	Aspen Technology

Avid Technology	Fair Isaac Corporation	Guidewire Software, Inc.

Informatica	Microstrategy	Netsuite Inc.

Nuance Communications	Open Text	PTC—Parametric Technology

Progress Software	Qlik Technologies, Inc.	RealPage, Inc.

Salesforce.com	Sapient Corp.	Software AG

Splunk	TIBCO Software	Virtusa Corp.

The Company’s senior management uses this benchmarking data to establish the recommended levels of compensation for the executive officers in a manner consistent with the Company’s compensation philosophy, and the Compensation Committee uses this data to determine whether those recommended levels of compensation are reasonable and consistent with the goal of providing Total Cash Compensation that is targeted within the 50th to 75th percentile of the Total Cash Compensation paid to the executive officers of the benchmark companies. In 2014, the actual Total Cash Compensation paid to the Company’s Named Executive Officers generally fell within that range, with the exception of the Company’s Chief Executive Officer who is compensated below the 50th percentile due to his status as a significant shareholder of the Company.

Elements of Compensation

Elements of compensation for our executive officers consist of the following: base salary; annual bonus tied to the achievement of corporate goals (Corporate Incentive Compensation Plan); additional individual incentive compensation opportunities tied to the achievement of specific individual, business unit and/or corporate goals by our executive officers, the attainment of which supports the Company’s achievement of its corporate goals; equity awards comprised of both stock options and RSUs that vest over time; and other perquisites such as health, disability and life insurance, a match by the Company of 401(k) defined contribution plan contributions, and Company-paid parking. Further analysis and discussion of each element are described in the chart below and the discussion that follows.

Element	Objective	Fixed/Variable
Base Salary	Attract and retain highly qualified leaders with market-competitive compensation structure.	Fixed

Bonuses – Corporate Incentive Compensation Plan	Link pay with Company’s performance. Reward achievement of Company’s financial and strategic goals.	Variable

Additional Individual Incentive Compensation	Link pay with individual, business unit and/or corporate performance. Reward achievement of specific goals.	Variable

Equity Awards (Stock Options and RSUs)	Link pay with Company’s long-term performance. Reward stock price appreciation, promote long-term retention and permit executives to accumulate equity ownership in the Company.	Variable

Other perquisites	Retain talent by providing financial protection and security.	Fixed

Base Salary. Cash compensation in the form of base salary is intended to reflect an executive’s knowledge, skills, and level of responsibility, as well as the economic and business conditions affecting the Company. In determining the salary of each executive officer, the Compensation Committee reviews compensation for comparable positions in other software companies and in other similarly-sized companies contained in published surveys or gleaned from the public disclosure filings of publicly-traded companies, as noted in the Benchmarking section above. As discussed above, the Compensation Committee’s approach in 2014 was that Total Cash Compensation for our executive officers should be targeted between the 50th and 75th percentile of the Total Cash Compensation for similarly situated executives in comparable companies with the exception of our Chief Executive Officer who is compensated below the 50th percentile. On average, the base salaries of the executive officers for 2014, other than the Chief Executive Officer, comprise approximately 59% of their target Total Cash Compensation, with the remainder provided in the bonus portion of such compensation. The base salary of the Chief Executive Officer is approximately 53% of his target Total Cash Compensation, due to his higher bonus percentage eligibility. Base salaries are set for our Named Executive Officers at the regularly scheduled annual meeting of our Compensation Committee in the first quarter of the year. At these meetings, the Committee also approves the bonus payments based on the prior year’s results and the target bonus levels for the current year.

Bonuses – Corporate Incentive Compensation Plan. Annual cash bonuses are intended to reward executive officers for the achievement of the Company’s financial and strategic goals. The mechanism that we use to determine whether, and to what extent, annual cash bonuses are paid to our executive officers is the Corporate Incentive Compensation Plan for executive officers (the “Executive Incentive Plan”) that is approved by the Compensation Committee each year at a regularly scheduled annual meeting in the first quarter of the year.

For purposes of the Executive Incentive Plan, the performance goals are divided into two categories. The first category is comprised of the corporate financial goals related to revenue, license signings, and profitability, as approved by the Board of Directors in connection with establishing the Company’s annual budget, in the aggregate weighted at 70% of total achievement with qualified new license signings weighted at 45% of total achievement, annual revenue weighted at 15% and profitability weighted at 10%. The second category is comprised of the qualitative strategic goals as approved by the Board of Directors as part of the Company’s annual strategic planning, with the strategic goals in the aggregate weighted at 30% of total achievement. Together, these two categories make up a single performance target under the Executive Incentive Plan (the “Corporate Performance Target”).

The percentage achievement of the Corporate Performance Target (the “Funding Percentage”) determines the extent to which the Executive Incentive Plan is funded. The Executive Incentive Plan is funded with an amount equal to the aggregate target cash bonus amount for our Named Executive Officers multiplied by the Funding Percentage, except that if the Funding Percentage is less than 70% then the Executive Incentive Plan is not funded at all. In 2014, if the Corporate Performance Target had been exceeded, the percentage achievement of the Corporate Performance Target for purposes of funding the Executive Incentive Plan would have been deemed equal to 100% plus an enhanced incentive as determined by the Board in its discretion.

Once the Funding Percentage is determined, the actual bonus payment for each executive officer is subject to adjustment to reflect each individual’s level of contribution to the Company’s strategic goals, as determined by our Chief Executive Officer and, in the case of our Chief Executive Officer, by the Compensation Committee. The Company’s strategic goals are established each year by the Company’s senior management team and describe the Company’s key operational initiatives related to customer success, target market leadership, product leadership, operational excellence, and recruitment and retention of top talent. The Chief Executive Officer assesses each executive officer’s contribution to the overall operational plan and to such executive officer’s specific functional unit. Prior to making a final determination regarding the attainment or non-attainment of each executive officer’s individual goals, the Chief Executive Officer consults with the Compensation Committee.

The target bonus levels established for our executive officers represent management’s and the Compensation Committee’s assessment of a very high level of achievement of specific goals. Where target bonus levels relate to financial goals that are also the subject of our published financial guidance, these goals are generally established at levels that represent over-performance in relation to the guidance that we publish at the beginning of each calendar year. In many years, these goals have not been fully achieved; in other years, they have been met or, in some cases, exceeded. For example, for 2014, the funding of the target bonus by the Company was 82%, which was consistent with the Company’s level of achievement of the Corporate Performance Target for that year. The funding of the target bonus was 90% for 2013 and 82% for 2012, which was consistent with the Company’s level of achievement of the Corporate Performance Target for those years.

Additional Individual Incentive Compensation. Additional cash incentives are available to our executives other than our Chief Executive Officer based on the achievement of specific individual, business unit, and/or corporate performance goals established by Alan Trefler. In addition, in 2014, Leon Trefler and Douglas Kra, our Senior Vice Presidents, Global Customer Success, were eligible for additional incentive compensation related to the value of qualified new license signings achieved by the Company.

Equity Awards. The Compensation Committee utilizes stock options and RSUs as long-term, non-cash incentives and as a means of aligning the long-term interests of executives and stockholders. In the case of stock options, this is because they do not become valuable to the holder unless the price of our stock increases above the fair market value of our stock on the date of grant. In the case of RSUs, an RSU delivers more value than a stock option to the holder if the price of our stock remains constant, but the value to the holder increases as our stock price increases over time.

Stock options deliver to the recipient a right to receive an option to purchase a specified number of shares of the Company’s common stock upon vesting, while RSUs deliver to the recipient a right to receive a specified number of actual shares of the Company’s common stock upon vesting. Unlike stock options, which require payment of the exercise price to purchase shares, RSUs do not require an additional payment by the executive officer at the time shares are issued. Therefore, RSUs provide value to our executives even if the Company’s stock price remains constant. Additionally, RSUs, while more expensive than options to the Company by approximately a two and a half to one ratio, can be more efficient based upon the benefit to the executive in comparison to the cost to the Company. RSU grants do not result in the same amount of dilution upon issuance to the Company’s investor ownership as that caused by stock options, because the same incentive associated with options can be provided to the executive with RSUs, but with fewer shares ultimately issued. In determining the value of equity grants to recipients, the Company values its RSUs at the fair value of our common stock on the grant date, which is the closing price of our common stock on that date, less the present value of expected dividends, as the executive officers or other employees are not entitled to dividends during the requisite service period. The Company values its stock options using a Black-Scholes option valuation model. Equity awards for employees typically vest over a five-year period.

Executive officers and other employees may elect to receive 50% of their target incentive compensation under the Executive Incentive Plans in the form of RSUs instead of cash. In 2014 and in prior years, the number of RSUs receivable by executive officers and other employees was determined by dividing 50% of his or her target incentive compensation by the closing price of the Company’s common stock on Nasdaq on the date of grant. Beginning in 2015, the number of RSUs receivable by executive officers and other employees will be determined by dividing 50% of his or her target incentive compensation by an amount equal to 85% of the closing price of the Company’s common stock on Nasdaq on the date of grant.

If elected pursuant to the Executive Incentive Plans, the equity grant occurs during the open trading period following the public release of the Company’s financial results for the prior year and vests 100% on the first anniversary of the date of grant. This typically coincides with the cash payout date for all participants. Vesting is conditioned upon threshold funding of the Executive Incentive Plans, a written acknowledgement by the employee of understanding the terms of the plan, and status as an active employee in good standing. If these conditions are not met, the equity grant does not vest and expires.

Equity Award Granting Practices. Executive officers, and most employees, have typically received an initial equity grant upon joining the Company. Grants to newly hired employees are determined based upon a target financial value associated with their job type, rather than a pre-determined number of options or RSUs based on an individual’s level of job responsibilities, which the Company believes improves our ability to more effectively communicate the value of equity grants to our employees. For all employee positions which are at the director level or above, equity grants are typically comprised of equal mix of stock options and RSUs, with 50% of the target value granted in stock options and 50% in RSUs. For those employees who hold positions below the director level, equity grants are typically awarded in RSUs.

The Compensation Committee also makes periodic grants of stock options and RSUs to the executive officers, typically on an annual basis. The Committee evaluates the equity awards in the context of each executive officer’s total compensation, as well as when determining their annual base salaries and incentive cash compensation.

For periodic grants, the number of stock options and RSUs granted to an executive officer is determined by taking into consideration factors such as: (i) the number of equity awards previously granted to the executive; (ii) the executive’s remaining equity awards exercisable and the value of those equity awards; (iii) the prior performance of the executive; (iv) the anticipated value that an executive will add to the Company in the future; (v) the fair value of the Company’s stock options and RSUs; (vi) the target value, as discussed above; (vii) the retention value of equity awards; and (viii) the equity awards in the context of each executive officer’s total compensation. The Company anticipates making periodic equity awards every 12 months in the future.

Other Perquisites. In addition to the elements of compensation discussed above, the Company offers the executive officers Company-paid parking at our home office location in Cambridge, Massachusetts, and contributions towards health, dental, life, accidental disability and dismemberment, and disability insurance premiums. The Company does not offer deferred compensation of any kind, nor does it offer retirement benefits other than a 401(k) defined contribution plan. The Company typically matches 50% of contributions made by executive officers and other employees to the 401(k) plan, up to a cap of 50% of 6% of the executive officer’s or employee’s base salary.

Executive Incentive Plan

In March 2014 the Compensation Committee adopted the 2014 Executive Incentive Plan which covered the period from January 1 through December 31 (the “Incentive Period”). The Executive Incentive Plan was designed to establish a pool of funds to be available for making bonus payments to the executive officers if the Company achieves certain performance goals during the Incentive Period. The aggregate 2014 target cash bonus amount for our Named Executive Officers was $928,500 (the “Aggregate Target Bonus Amount”). The target bonuses for the Named Executive Officers, with the exception of our Chief Executive Officer and our Senior Vice Presidents, Global Customer Success, represented 50% of the base salaries for those executive officers. For our Chief Executive Officer, the target bonus represented 90% of his base salary; and for each of our Senior Vice Presidents, Global Customer Success, the target bonus represented 30% of his base salary given their additional opportunities to earn additional cash compensation in the form of sales commissions as described further below. Based on the Company’s performance, the Compensation Committee determined that the 2014 Funding Percentage would be 82%.

The Compensation Committee has approved the 2015 Executive Incentive Plan, which operates in the same manner as the 2014 Executive Incentive Plan. Historically, the Committee has also approved a similar plan for the Company’s employees, with the exception of certain of our sales employees who are on a sales incentive commission plan.

Chief Executive Officer Compensation

The Compensation Committee believes that the Chief Executive Officer continued to perform at a high level in 2014, and that his performance is not reflected in his salary. The Chief Executive Officer’s comparatively low salary reflects his status as a significant shareholder in the Company, and, as such, his personal wealth is tied directly to sustained increases in the Company’s value.

Base Salary and Bonus. In 2014, the Chief Executive Officer’s salary was increased by 5% from $400,000 to $420,000, effective as of January 1, 2014. Under the Executive Incentive Plan for 2014 the target bonus for the Chief Executive Officer was 90% of his base salary. In determining the Chief Executive Officer’s bonus for 2014, the Compensation Committee considered the factors described above and ultimately determined that he should be granted a bonus of $309,600 under the Executive Incentive Plan, representing a payment that is consistent with the 2014 Funding Percentage.

No Equity. As has been the Compensation Committee’s past practice, no stock options or RSUs were granted to the Chief Executive Officer because of his already significant holdings of Company stock.

Compensation for Other Named Executive Officers

Base Salary. For 2014, the Compensation Committee authorized base salaries for our Named Executive Officers (other than our Chief Executive Officer) as follows:

Name	2014 Base Salary	2013 Base Salary	% Increase
Rafeal Brown	$380,000	$380,000	0%
Douglas Kra	$330,000	$310,000	6.5%
Michael Pyle	$325,000	$305,000	6.6%
Leon Trefler	$330,000	$300,000	10%

The base salaries of the Named Executive Officers were increased effective January 1, 2014. Effective January 1, 2014, Leon Trefler’s base salary was increased to $320,000. Effective July 1, 2014, his base salary was increased from $320,000 to $330,000 after his role changed from Senior Vice President, Sales, to Senior Vice President, Global Customer Success.

Bonuses – Corporate Incentive Compensation Plan. Under the 2014 Executive Incentive Plan, the target bonuses for the Named Executive Officers, other than our Chief Executive Officer and our Senior Vice Presidents, Global Customer Success, represented 50% of the base salaries for those executive officers. For each of Leon Trefler and Mr. Kra, our Senior Vice Presidents, Global Customer Success, the target bonus represented 30% of his base salary given his additional opportunity to earn additional cash compensation in the form of sales commissions as described further below. For Leon Trefler, his target bonus was increased from 20% to 30% effective July 1, 2014 as a result of his new role and a decrease in his opportunity to earn additional cash compensation in the form of sales commissions. For Mr. Kra, his target bonus was decreased from 50% to 30% effective July 1, 2014 as a result of his new role and the opportunity to earn additional cash compensation in the form of sales commissions. For 2014, the Compensation Committee approved bonuses for our Named Executive Officers under the Executive Incentive Plan consistent with the 2014 Funding Percentage. Accordingly, for 2014 Mr. Brown received a bonus of $155,800; Mr. Kra received a bonus of $108,100; Mr. Pyle received a bonus of $147,659; and Leon Trefler received a bonus of $74,900.

Additional Individual Incentive Compensation. In 2014, each of our Named Executive Officers (other than our Chief Executive Officer) was eligible to receive additional individual incentive compensation based upon the achievement of specific performance goals established by our Chief Executive Officer. In 2014, Mr. Brown was eligible to receive up to $15,000 in additional individual incentive compensation based upon the alignment of business unit goals with the Company’s strategic priorities. Mr. Kra was eligible to receive up to $50,000 in additional individual incentive compensation, $25,000 of which was based upon the achievement of specific performance goals, including the success of the Japanese operations in the first half of 2014, and $25,000 of which was based upon the achievement of specific sales metrics in the second half of 2014. In 2014, Mr. Pyle was eligible to receive up to $21,000 in additional individual incentive compensation based upon technical development and product quality initiatives. In 2014, Leon Trefler was eligible to receive up to $50,000 based on the achievement of specific sales metrics. For 2014, Mr. Brown received $13,650; Mr. Kra received $36,594; Mr. Pyle received $17,010; and Leon Trefler received $40,268.

In addition, in 2014, Leon Trefler, Senior Vice President, Global Customer Success, was eligible for $200,000 in additional incentive compensation related to the value of qualified new license signings achieved by the Company. This target eligibility was reduced from $240,000 to $200,000 effective July 1, 2014 as a result of his new role and an increase in his target bonus under the Executive Incentive Plan. Effective July 1, 2014, Mr. Kra, Senior Vice President, Global Customer Success, was eligible for $100,000 in additional incentive compensation related to the value of qualified new license signings achieved by the Company. For 2014, Leon Trefler’s actual additional incentive compensation in the form of sales commissions related to this goal was $170,524; and Mr. Kra’s actual additional incentive compensation in the form of sales commissions related to this goal was $34,160. The changes made in July 2014 to the compensation packages of Leon Trefler and Mr. Kra arising from their change in roles did not materially change their total target compensation for 2014, including their base salaries, target bonuses under the Executive Incentive Plan, and additional individual incentive compensation.

In 2015, each of our Named Executive Officers (other than our Chief Executive Officer) is eligible to receive additional incentive payments based upon the performance of specific individual business unit, and/or corporate goals tied to the achievement of operational objectives in 2015. Mr. Brown is eligible for $15,000 in additional incentive payments. Mr. Kra is eligible for $50,000 in additional incentive payments. Mr. Pyle is eligible for $21,000 in additional incentive payments. Leon Trefler is eligible for $50,000 in additional incentive payments. The executive officers will be eligible for these additional incentive payments based upon the level of achievement of their respective objectives. Our Chief Executive Officer will review each executive officer’s respective performance towards achieving these individual, business unit and/or corporate goals. Additionally, in

2015, Leon Trefler and Mr. Kra, Senior Vice Presidents, Global Customer Success, will also be eligible for $200,000 and $140,000, respectively, in additional incentive compensation related to the value of qualified new license signings.

Equity. In March 2014, the Compensation Committee approved a periodic equity grant for our Named Executive Officers (other than our Chief Executive Officer) in the form of 50% stock options and 50% RSUs, as part of their 2014 total compensation package.

Severance, Retention, and Change in Control Benefits

We have entered into employment offer letters with Messrs. Brown and Kra containing provisions for additional cash compensation upon termination of employment under certain circumstances. Specifically, each of these letters provides for a lump-sum severance payment equal to six months of then-current base salary in the event that such officer’s employment is terminated by the Company without cause. In addition, for Mr. Brown, in the event of a sale of the Company (as defined in the Amended and Restated 2004 Long-Term Incentive Plan) and termination of Mr. Brown’s employment as Chief Administrative Officer and Chief Financial Officer, all unvested stock options and RSUs would be subject to immediate full acceleration of vesting. The terms of these agreements are more fully described in the “Potential Payments upon Termination or Change in Control” section below.

Our primary rationale for these payments is that we believe that it is standard in our industry to provide a reasonable severance payment to certain high ranking executive officers in the event that they are terminated without cause, and that the absence of such arrangements might jeopardize our chances of hiring and retaining such executives. We limit such post-termination compensation arrangements to situations in which such executive officers are actually terminated, rather than those in which there is a mere change of control.

While these offer letters, which have been previously filed with the SEC, do not specifically define what constitutes a termination “without cause,” the Company believes that the term “cause” as used in these employment offer letters would be construed consistently with Massachusetts case law, which generally defines it to mean, in this context, that the Company had a reasonable good faith basis for dissatisfaction with the employee, due to lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior, or grounds for discharge reasonably related, in the Company’s good faith judgment, to the needs of the business. There are, or were, no other conditions to the payment of the severance amounts other than, in the case of Mr. Brown, the execution and delivery of a mutually acceptable form of release.

Under our Amended and Restated 2004 Long-Term Incentive Plan, in the event of the sale of the Company, the Board of Directors, acting through a majority of Directors who are determined to be “independent directors” under the applicable Nasdaq rules, may, in its discretion, provide that all outstanding RSUs, unexercised stock options or other stock-based awards granted under the plan shall be assumed or an equivalent option, right, unit, or restricted stock be substituted by the successor entity; accelerated in full prior to the effective date of the sale of the Company; or cancelled as of the effective date of the sale of the Company; or the Board may apply any combination of the foregoing.

Potential Payments upon Termination or Change in Control

Under the terms of their employment offer letters, if either Mr. Brown or Mr. Kra is terminated without cause, he would receive a lump-sum severance payment equal to six months of his then-current base salary. By way of example, if Mr. Kra had been terminated without cause on December 31, 2014, he would have received a severance payment of $165,000. If Mr. Brown had been terminated without cause on December 31, 2014, he would have received a severance payment of $190,000. In addition, in the event of a sale of the Company and the termination of Mr. Brown’s employment as Chief Administrative Officer and Chief Financial Officer, all of his unvested stock options and RSUs would be subject to immediate full acceleration of vesting. If, on December 31, 2014, Mr. Brown had been terminated following a sale of the Company, the value of his accelerated RSUs would have been $1,327,909, and the value of his accelerated stock options would have been $105,116. The value of accelerated unvested options as of December 31, 2014 is calculated by taking the difference between the closing price of our common stock on Nasdaq on the last trading day of the fiscal year ($20.77 on December 31, 2014) and the option exercise price and multiplying it by the number of accelerated options. For RSUs, the value represents the closing price of our common stock on the last trading day of the fiscal year multiplied by the number of accelerated units.

Additionally, under our Amended and Restated 2004 Long-Term Incentive Plan, in the event of the sale of the Company, the Board of Directors may provide that all outstanding RSUs, unexercised stock options or other stock-based awards granted under the plan would accelerate in full prior to the effective date of the sale of the Company. The table entitled “Outstanding Equity Awards at Fiscal Year-End” lists all outstanding equity awards held by our Named Executive Officers as of December 31, 2014.

Impact of Regulatory Requirements

Our stock option and RSU grant policies are impacted by FASB ASC Topic 718, formerly FAS 123(R), which we adopted on January 1, 2006. As a result of the adoption of this accounting policy, the Company has generally reduced the number of stock options granted to employees, as has been the case with many companies of similar size in our industry.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its three other most highly compensated executive officers, other than its chief financial officer. Performance-based compensation is excluded from the compensation taken into account for purposes of the $1 million limit if certain requirements are met. The Committee awards compensation to our executive officers as it deems appropriate, even though it may not be fully deductible for the purposes of Section 162(m). Accordingly, compensation attributable to our Executive Incentive Plan, additional individual incentive compensation, or equity awards may not be fully deductible for the purposes of Section 162(m).

Compensation Practices Risk Assessment

The Company has conducted a risk assessment of its compensation programs for executive officers and all other employees. The Company’s Finance, Legal, Human Resources and Compliance departments reviewed our compensation programs, practices and policies (“Compensation Programs”). Management reviewed and discussed the findings of this review with the Compensation Committee, and with the Company’s Disclosure Committee, consisting of representatives from its Finance, Legal, and Compliance departments. Based upon this assessment, the Company has concluded that its Compensation Programs are balanced and do not, by design, motivate excessive risk taking by management and other employees.

In determining that the programs contained an appropriate mix of risk and reward in relation to the Company’s strategy and long term goals without encouraging excessive risk taking by management and other employees, the following elements were considered:

•

In general, compensation consists of a balanced mix of fixed and variable compensation. The fixed component, base salary, provides a stable income stream to employees and executives, while variable compensation, consisting of annual bonuses, commissions for sales and certain services personnel, and bonuses tied to the achievement of management’s business objectives, provides compensation opportunities tied to the Company’s short and long term goals related to the Company’s strategic initiatives;

•	Annual incentive payments, or bonuses, provide the potential for variable pay based upon the achievement of annual financial and strategic business objectives of the Company. These objectives are set at the Company level and are not based upon the results for any one individual, team or division. Our Board of Directors has discretion to modify the corporate funding percentage. Moreover, management, or the Board of Directors and/or Chief Executive Officer in the case of the executive officer plan, has the discretion to modify individual payout amounts to reflect an individual’s performance;

•

The incentive plans for our salesforce align variable compensation with both short and long term goals. A percentage of commissions are payable on contract signing, while the remaining percentage is payable after deployment of our software by our customers. Corporate controls require material customer contracts to be approved by Finance and Legal personnel, in addition to Sales management, prior to execution. The Company’s senior management also reviews and approves material nonstandard contract terms; and

•

Equity awards, which are granted to United States and most international employees and may consist of both stock options and RSUs, align employee equity compensation with the Company’s long term success. Equity awards typically vest over five years and increase in value if our stock price increases over time.

EXECUTIVE COMPENSATION

The following table sets forth information required under applicable SEC rules about the compensation for 2014, 2013 and 2012 of (i) our Chief Executive Officer, (ii) our Chief Financial Officer during 2014, and (iii) our three most highly compensated other executive officers who were serving as officers on December 31, 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)		Stock Awards ($) (2)		Option Awards ($) (3)		Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Alan Trefler	2014	419,000	—		—		—		309,600	22,926	751,526
Chairman and Chief Executive Officer	2013	400,000	—		—		—		323,813	22,952	746,765
	2012	390,000	—		—		—		287,607	21,316	698,923

Rafeal Brown	2014	380,000	13,650		175,036	(7)	175,034	(7)	155,800	26,304	925,824
Chief Administrative Officer, Chief Financial Officer and Senior Vice President (6)	2013	80,000	250,000	(8)	1,500,023	(9)	509,042	(9)	36,173	5,521	2,380,759
	2012	—	—		—		—		—	—	—

Douglas Kra	2014	329,000	70,754		200,024	(7)	200,045	(7)	108,100	27,337	935,260
Senior Vice President, Global Customer Success	2013	310,000	39,812		—		—		139,396	27,510	516,718
	2012	300,000	15,540		100,029	(10)	395,387(10)		122,921	25,676	959,553

Michael Pyle	2014	324,000	17,010		256,295	(7)(11)	175,034	(7)	147,659	21,564	941,562
Senior Vice President, Engineering	2013	305,000	14,812		76,262	(11)	—		68,509	21,784	486,367
	2012	295,000	16,240		173,793	(10),(11)	346,154(10)		60,384	20,341	911,912

Leon Trefler	2014	324,000	210,792		200,024	(7)	200,045	(7)	74,900	16,335	1,026,096
Senior Vice President, Global Customer Success	2013	300,000	170,200		—		—		53,938	16,498	540,636
	2012	285,000	191,545		125,018	(10)	420,380(10)		46,708	24,638	1,093,289

(1)	Represents (i) additional individual incentive compensation payments for Messrs. Brown, Kra, Pyle and Leon Trefler, which were earned during the year and (ii) sales commissions for Leon Trefler, which were earned during the year shown, and for Mr. Kra in 2014 only. The 2012 amount was reported in previous years as part of Non-Equity Incentive Plan Compensation but have been reclassified as Bonus compensation to conform to current year presentation.
(2)	These amounts reflect the dollar amount of the aggregate grant date fair value of RSU awards granted in the years ended December 31, 2014, 2013, and 2012, in accordance with FASB ASC Topic 718.
(3)	These amounts reflect the dollar amount of the aggregate grant date fair value of stock option awards granted in years ended December 31, 2014, 2013, and 2012, in accordance with FASB ASC Topic 718.
(4)	Represents bonuses earned under the Corporate Incentive Compensation Plan in the year shown and paid in the following year.
(5)	These amounts are comprised of the Company 401(k) match, Company-paid parking, and Company-paid health, dental, and other insurance premiums.
(6)	Mr. Brown joined the Company in October 2013.
(7)	Represents RSU and option awards granted in March 2014 as part of the Named Executive Officer’s 2013 compensation package.
(8)	Represents Mr. Brown’s sign-on/relocation bonus of $250,000.
(9)	Represents Mr. Brown’s newly hired Company employee equity award in the form of 75% RSUs and 25% Options.
(10)	Represents option and RSU awards granted in March 2012 as part of the Named Executive Officers’ 2012 compensation package and option awards granted in December 2012 as part of their 2013 compensation package.
(11)	These amounts include Mr. Pyle’s election to receive 50% of his target incentive compensation under the Corporate Incentive Compensation Plan in the form of RSUs instead of cash.

The following table sets forth certain information with respect to the plan-based awards granted during or for the fiscal year ended December 31, 2014 to each of the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)		All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($) (2)	Threshold (#)	Target (#)	Maximum (#)
Alan Trefler	—	264,600	378,000	—	—	—	—	—		—	—	—
Chairman and Chief Executive Officer

Rafe Brown	3/7/2014	133,000	190,000	—	—	—	—	8,798		22,772	20.05	350,070
Chief Administrative Officer, Chief Financial Officer and Senior Vice President

Douglas Kra	3/7/2014	69,300	99,000	—	—	—	—	10,054		26,026	20.05	400,069
Senior Vice President, Global Customer Success

Michael Pyle	3/7/2014	113,750	162,500	—	—	—	—	12,864	(5)	22,772	20.05	431,329
Senior Vice President, Engineering

Leon Trefler	3/7/2014	69,300	99,000	—	—	—	—	10,054		26,026	20.05	400,069
Senior Vice President, Global Customer Success

(1)	All awards were made pursuant to the Company’s 2014 Corporate Incentive Compensation Plan.
(2)	There is no maximum payout amount, as additional incentives can be earned for performance above targets as determined by the Board, in its discretion.
(3)	All awards were made pursuant to the Company’s 2004 Amended and Restated Long-Term Incentive Plan.
(4)	The amounts in the “Grant Date Fair Value of Stock and Option Awards” reflect the dollar amount of the aggregate grant date fair value for the entire option and RSU award granted in 2014, in accordance with FASB ASC Topic 718.
(5)	Includes Mr. Pyle’s election to receive 50% of his target incentive compensation under the 2014 Corporate Incentive Plan in the form of RSUs instead of cash.

The following table sets forth certain information with respect to the value of outstanding equity awards, at December 31, 2014, previously granted to the Named Executive Officers. All equity awards were granted under the Company’s Amended and Restated 2004 Long-Term Incentive Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)		Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Alan Trefler	—	—		—	—	—		—		—	—	—
Chairman and Chief Executive Officer

Rafeal Brown	14,204	56,820	(4)	—	18.92	11/1/2023		63,934	(4)	1,327,909	—	—
Chief Administrative Officer, Chief Financial Officer and Senior Vice President	—	22,772		—	20.05	3/7/2024		8,798		182,909	—	—

Douglas Kra	19,996	—		—	4.34	12/8/2015	(5)	—		—	—	—
Senior Vice President, Global Customer Success	32,000	—		—	6.00	12/13/2017		—		—	—	—
	11,740	—		—	5.94	12/11/2018		—		—	—	—
	6,390	—		—	16.15	12/15/2019		—		—	—	—
	3,548	188		—	18.02	3/1/2020		70		1,454	—	—
	11,202	3,736		—	16.02	3/17/2021		1,418		29,452	—	—
	7,534	6,166		—	18.03	3/7/2022		2,520		52,340	—	—
	25,880	38,824		—	11.05	12/12/2022		—		—	—	—
	—	26,026		—	20.05	3/7/2024		10,054		208,822	—	—

Michael Pyle	32,000	—		—	6.00	12/13/2017		—		—	—	—
Senior Vice President, Engineering	9,400	—		—	5.94	12/11/2018		—		—	—	—
	6,390	—		—	16.15	12/15/2019		—		—	—	—
	3,548	188		—	18.02	3/1/2020		70		1,454	—	—
	9,336	3,114		—	16.02	3/17/2021		1,182		24,550	—	—
	7,534	6,166		—	18.03	3/7/2022		2,520		52,340	—	—
	21,568	32,352		—	11.05	12/12/2022		—		—	—	—
	—	22,772		—	20.05	3/7/2024		12,864	(6)	267,185	—	—

Leon Trefler	7,800	—		—	6.00	12/13/2017		—		—	—	—
Senior Vice President, Global Customer Success	3,880	—		—	5.94	12/11/2018		—		—	—	—
	6,390	—		—	16.15	12/15/2019		—		—	—	—
	17,738	934		—	18.02	3/1/2020		350		7,270	—	—
	11,202	3,736		—	16.02	3/17/2021		1,418		29,452	—	—
	9,418	7,706		—	18.03	3/7/2022		3,148		65,384	—	—
	25,880	38,824		—	11.05	12/12/2022		—		—	—	—
	—	26,026		—	20.05	3/7/2024		10,054		208,822	—	—

(1)	Unless otherwise noted, stock options vest on a five-year schedule, with 20% vesting after one year and the remaining 80% vesting in equal quarterly installments over the remaining four years. Options expire ten years from the grant date.
(2)	These units of stock are RSUs, each of which represents the right to receive, following vesting, one share of common stock. Unless otherwise noted, RSUs vest on a five-year schedule, with 20% vesting after one year and the remaining 80% vesting in equal quarterly installments over the remaining four years.
(3)	Market value is calculated using a share price of $20.77, the closing price of the Company’s common stock on Nasdaq on December 31, 2014.
(4)	Represents Mr. Brown’s 2013 equity award in the form of 75% RSUs and 25% stock options.
(5)	These stock options vested fully upon the date of grant, December 8, 2005. The exercise price represented a 20% premium to the fair market value of our common stock on the grant date, measured as the average of the high and low trading price of the common stock on such date as reported on NASDAQ.
(6)	Includes 8,798 executive grant RSUs and 4,066 RSUs granted in connection with Mr. Pyle’s election to receive 50% of his target incentive compensation under the 2014 Corporate Incentive Compensation Plan in the form of RSUs instead of cash, which vests in full one year from the grant date.

The following table sets forth certain information with respect to the options exercised by the Named Executive Officers during the fiscal year ended December 31, 2014.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alan Trefler Chairman and Chief Executive Officer	—	—	—	—

Rafeal Brown Chief Administrative Officer, Chief Financial Officer and Senior Vice President	—	—	15,982	346,330

Douglas Kra Senior Vice President, Global Customer Success	20,004	365,285	3,034	63,267

Michael Pyle Senior Vice President, Engineering	100,000	1,744,250	8,270	171,593

Leon Trefler Senior Vice President, Global Customer Success	—	—	4,436	93,189

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee for the year ended December 31, 2014 were James O’Halloran (Chairman), Steve Kaplan, Richard Jones, Larry Weber, and William Wyman. None of the members of our Compensation Committee were, at any time during 2014, an officer or employee of ours or any of our subsidiaries. Richard Jones served as our President and Chief Operating Officer from October 1999 to September 2002, and was a part-time employee of Pegasystems from July 2002 to July 2007. James O’Halloran served as our Senior Vice President, Chief Financial Officer, Treasurer, and Secretary from June 1999 to August 2001. Neither Steven Kaplan, Larry Weber, nor William Wyman has ever been an officer or employee of ours or any of our subsidiaries. None of the members of our Compensation Committee had any relationship with us during 2014 that was required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

None of our executive officers served as a Director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on our Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and Named Executive Officers, and the holders of more than 10% of our common stock, to file reports with the SEC disclosing their ownership of our stock and changes in such ownership. Officers, Directors, and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of our records and written representations by persons required to file these reports, during 2014, all filing requirements under Section 16(a) were complied with in a timely fashion.

COMMITTEE REPORTS

The following reports by our Compensation Committee and Audit Committee shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. The reports shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates any such report by reference into such filing.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis,” or “CD&A,” with management, and, based on such review and discussion, recommended to the Board of Directors the inclusion of the CD&A in this proxy statement.

Compensation Committee

James O’Halloran, Chairman

Richard Jones

Steven Kaplan

Larry Weber

William Wyman

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The primary duties and responsibilities of the Audit Committee are to: (1) select and engage our independent registered public accounting firm; (2) serve as an independent and objective party to monitor our internal controls over financial reporting and disclosure controls; (3) review and appraise the audit efforts of our independent registered public accounting firm and internal audit functions; (4) review the independent registered public accounting firm’s fees; (5) ensure professional handling of employee complaints through the Company’s hotline process for the reporting of concerns regarding questionable accounting or auditing matters which is monitored by the Company’s compliance team; and (6) provide an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board of Directors. The Audit Committee is also responsible for overseeing legal compliance matters, including our Code of Conduct.

The Audit Committee consists of three members, each of whom is an “independent director” as defined by Nasdaq Rule 5605(c)(2). The Board of Directors has determined that the members of the Audit Committee satisfy the requirements of the Nasdaq Rules as to independence, financial sophistication, and expertise. In addition, the Board of Directors has determined that Mr. O’Halloran is our “audit committee financial expert” as defined by SEC rules. The Audit Committee operates under a written charter, approved by the Board of Directors, which was last amended in March 2009.

In fulfilling its oversight responsibilities regarding the Company’s 2014 financial statements, the Audit Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Auditing Standard No. 16—Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (United States), and Securities and Exchange Commission Regulation S-X Rule 2-07, including the process used by management in formulating particularly sensitive accounting estimates (including significant tax positions) and the basis for the conclusions of the independent registered public accounting firm regarding the reasonableness of those estimates.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee has received the written disclosure and the letter from the independent registered accounting firm required by the applicable requirements of the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from management and Pegasystems, consistent with the applicable requirements of the Public Accounting Oversight Board.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for its audits in 2014. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits, the understanding of our internal controls, and the overall quality of our financial reporting. The Audit Committee held six meetings during 2014.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014. The Audit Committee has also selected Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Audit Committee

Steven Kaplan, Chairman

Peter Gyenes

James O’Halloran

PROPOSAL 3 – RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte & Touche LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2015. Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2014. Although stockholder approval of the selection of Deloitte & Touche LLP is not required by law, our Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Deloitte & Touche LLP, independent registered public accounting firm, audited our financial statements for the fiscal years ended December 31, 2014 and December 31, 2013. The following table shows the fees for audit and other services provided by Deloitte & Touche LLP for 2014 and 2013.

	2014 (in thousands) ($)	2013 (in thousands) ($)
Audit fees (1)	2,039	1,978
Audit-related fees (2)	0	467
Tax fees (3)	29	23
All other fees (4)	119	17

Total	2,187	2,485

(1)	Represents fees billed for professional services provided in connection with the audit of our financial statements and the reviews of reports on Forms 10-Q and 10-K for the applicable year.
(2)	Represents fees billed for audits in connection with the acquisition of Antenna Software, Inc. on October 9, 2013.
(3)	Represents fees billed in the applicable year for tax compliance, tax advice and tax planning services.
(4)	Represents fees billed for the subscription to an online accounting research tool, as well as an online membership to an HR advisory service in 2014 and 2013 and fees billed for professional services provided in connection with our financial close process evaluation in 2014.

Audit Committee’s Pre-Approval Policy and Procedures

Our Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm, for the purpose of maintaining the independence of our independent registered public accounting firm, or by any other audit firm registered with the Public Company Accounting Oversight Board that we may engage from time to time (each, a “PCAOB Registered Firm”). For audit services, each year the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be accepted by the Audit Committee. The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences.

Management also submits to the Audit Committee a description of non-audit services that it recommends the independent registered public accounting firm or any other PCAOB Registered Firm be engaged to perform, and provides an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Audit Committee that the performance of the non-audit services would not compromise the independence of the auditors and would be permissible under all applicable legal requirements. The Audit Committee must approve both the non-audit services and the budget for each such service before commencement of the work. Management and the independent registered public accounting firm report to the Audit Committee periodically as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by us for those services.

All audit and non-audit services provided by Deloitte & Touche LLP in 2014 and 2013 were pre-approved by the Audit Committee.

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Proxy — Pegasystems Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2015 Annual Meeting of Stockholders

The undersigned stockholder of Pegasystems Inc., a Massachusetts corporation (“Pegasystems”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 8, 2015 and hereby appoints Alan Trefler and Rafeal E. Brown, or any one or more of them, proxies and attorneys-in-fact with full power of substitution to each other for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the common stock of the undersigned in Pegasystems at the Annual Meeting of its Stockholders to be held May 21, 2015 at One Rogers Street, Cambridge, Massachusetts at 9:00 a.m., local time, or any adjournment or postponement thereof. Any of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3.